Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED

AND RESTATED SENIOR SECURED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of December 18, 2009 (the "First Amendment"), is by and among INTERSTATE OPERATING COMPANY, LP, a Delaware limited partnership (the "Borrower"), the Guarantors party hereto, BANK OF AMERICA, N.A. (the "Administrative Agent") and the Lenders party hereto, and is an amendment to that certain First Amended and Restated Senior Secured Credit Agreement dated as of July 10, 2009 by and among the Borrower, the Lenders, and the Administrative Agent (as the same may have been further amended, restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement").

W I T N E S S E T H

WHEREAS, the Borrower has requested and the Lenders and Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	Amendments to Credit Agreement.

(a)          Management Business EBITDA Amendment. Effective as of the MBE Amendment Effective Date (defined below), the Credit Agreement shall be amended as follows (the "Management Business EBITDA Amendment"):

(i)          The following definitions are hereby included in their proper alphabetical order in the list of definitions set forth in Section 1.01 of the Credit Agreement:

""Buyer" has the meaning set forth in the definition of "Merger"."

""First Amendment" means that certain First Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of December 18, 2009 and entered into by the Borrower, the Administrative Agent and the Supermajority Lenders, as the same may be from time to time amended, supplemented, restated or otherwise modified."

""MBE Amendment Effective Date" means the date on which each of the conditions precedent to the Management Business EBITDA Amendment, as set forth in Section 2 of the First Amendment, shall have been satisfied."

""Merger" means the merger of certain subsidiaries of Hotel Acquisition Company, LLC (collectively, the "Buyer") into each of the Borrower and Parent pursuant to the Merger Agreement."

""Merger Agreement" means that certain Agreement and Plan of Merger by and between Buyer, HAC Merger Sub, Inc., HAC Merger Partnership, L.P. and the Parent, dated as of December 18, 2009."

""Merger Amendment Effective Date" means the date on which each of the conditions precedent to the Merger Amendment, as set forth in Section 3 of the First Amendment, shall have been satisfied."

(ii)          Waiver of Management Business EBITDA Test. Section 7.02 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"Section 7.02          Management Business EBITDA. The Borrower shall maintain at the end of each Rolling Period a Management Business EBITDA (calculated on a trailing four quarter basis as of the end of such Rolling Period) of not less than $9,000,000; provided however that this Management Business EBITDA test shall be waived with respect to the Rolling Period ending as of December 31, 2009."

(b)          Merger Amendment. Effective as of the Merger Amendment Effective Date (defined below), the Credit Agreement shall be amended as follows (the "Merger Amendment"):

(i)          The definition of "Change of Control" is hereby amended by (i) replacing the reference to "." at the end of clause (b) with a reference to ";" and (ii) adding the following proviso at the end thereof :

"; provided, however, that, notwithstanding the foregoing clauses (a) and (b), the Merger and the transactions contemplated by the Merger Agreement shall not constitute a Change of Control for purposes hereof."

(ii)          The definition of "Permitted Other Indebtedness" shall be amended by adding the following proviso at the end of clause (a) thereof:

"provided, however, that in connection with the one-time partial prepayment of that certain Permitted Other Indebtedness secured by a mortgage on the Columbia property as permitted pursuant to Section 6.16, such Permitted Other Indebtedness may be amended in accordance with the terms previously disclosed to the Administrative Agent."

(iii)          Section 2.07(c) of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) in their entirety and replacing them with the following:

"(i)          Excess Cash Flow Term Prepayments. Within thirty (30) days following the end of each calendar quarter, the Borrower shall make a payment against the outstanding principal balance of the Term Advances in an amount equal to (A) all Excess Free Cash Flow for such calendar quarter, less (B) the amount necessary to provide the Borrower and its Subsidiaries with cash working capital as of the end of such calendar quarter in the amount of (x) $10,000,000, plus (y) the amount of new capital actually contributed by Buyer (directly or indirectly) during the period commencing on the Merger Amendment Effective Date to but not including the first anniversary of the Merger Amendment Effective Date (in an amount not to exceed $12,000,000) to the extent not already spent or deemed spent pursuant to the next succeeding sentence (whether on working capital, capital expenditures, Permitted New Investments or otherwise). To the extent all or a portion of such $12,000,000 has been invested, such funds shall be deemed "first-out" (i.e., used prior to any other of the Borrower's funds) with respect to any Permitted New Investments, working capital and capital expenditures as set forth in the most recently delivered Compliance Certificate(s).

(ii)          Excess Cash Flow Revolver Prepayments. Immediately following any prepayment of the Term Advances required pursuant to clause (c)(i) above for a given calendar quarter, the Borrower shall prepay any outstanding principal balance of the Revolving Advances (and, thereafter, cash collateralize outstanding Letter of Credit Exposure) in an amount equal to (A) all Excess Free Cash Flow for such calendar quarter, less (B) the amount necessary to provide the Borrower and its Subsidiaries with cash working capital as of the end of such calendar quarter in the amount of (x) $10,000,000, plus (y) the amount of new capital actually contributed (directly or indirectly) by Buyer during the period commencing on the Merger Amendment Effective Date to but not including the first anniversary of the Merger Amendment Effective Date (in an amount not to exceed $12,000,000) to the extent not already spent or deemed spent pursuant to the next succeeding sentence (whether on working capital, capital expenditures, Permitted New Investments or otherwise), less (C) the amount of such Excess Free Cash Flow used to repay Term Advances pursuant to clause (c)(i) of Section 2.07. To the extent all or a portion of such $12,000,000 has been invested, such funds shall be deemed "first-out" (i.e., used prior to any other of the Borrower's funds) with respect to any Permitted New Investments, working capital and capital expenditures as set forth in the most recently delivered Compliance Certificate(s)."

(iv)          Section 2.07(c)(iv) of the Credit Agreement is hereby amended by (A) deleting the first reference therein to "(c)(ii)" and replacing it with a reference to "(c)(i)", (B) deleting the first reference therein to "$20,000,000" and replacing it with a reference to "$40,000,000" and (B) deleting the existing reference therein to "$40,000,000" and replacing it with a reference to "$60,000,000".

(v)          Section 5.15 of the Credit Agreement is hereby amended by (A) adding the following provision as a new clause (a) thereof and (B) naming the existing provision clause "(b)":

"(a) On or before the final Business Day of the first Fiscal Quarter of 2010, the Borrower shall have delivered to the Lenders appraisals of each of those certain Owned Hospitality Properties located in Concord, California and Durham, North Carolina, by appraisers satisfactory to the Administrative Agent and in a form satisfactory to the Administrative Agent; provided, that the assessed valuations set forth on such appraisals are not required to show any minimum assessed values."

(vi)          The following Section 5.17 is hereby added to Article V of the Credit Agreement immediately following Section 5.16 thereof:

"Section 5.17          Required Equity Infusion. The Borrower shall have, as of the first anniversary following the Merger Amendment Effective Date, received from the Buyer (whether directly or indirectly) cash equity in an aggregate amount equal to at least $12,000,000 (which such cash equity shall have been or shall be used for the sole purposes of consummating Permitted New Investments, working capital and capital expenditures)."

(vii)          Section 6.04 of the Credit Agreement is hereby amended by (A) deleting the reference to "." at the end of clause (e) thereof and replacing it with a reference to ";" and (B) adding the following as a new clause (f):

"(f) the Borrower shall be permitted to pay to Thayer Lodging Group, Inc. on a monthly basis,an annual asset management fee in the amount of $1,600,000 per annum so long as, before and after giving effect to such payment, (X) no Default exists or would exist, (Y) on a pro forma basis the financial covenants set forth in Article VII would be satisfied."

(viii)          Section 5.12 of the Credit Agreement is hereby amended by deleting the reference to "$121,500,000" and replacing it with a reference to "101,500,000".

(ix)          Section 6.05(a)(i) of the Credit Agreement is hereby amended by (A) deleting the reference to "or" prior to clause (C) thereof and replacing it with a reference to "," and (B) adding the following as a new clause (D):

"(D) such transaction is the Merger"

(x)          Section 6.05(a)(ii) of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the phrase "Article VII" in clause (Y) thereof:

"(as amended by the First Amendment for all dates following the MBE Amendment Effective Date)"

(xi)          Section 6.06(d) of the Credit Agreement is hereby amended by deleting clause (iii) in the proviso thereof in its entirety and replacing it with the following:

"(iii) the aggregate amount of Permitted New Investments made pursuant to this clause (d) during the term hereof shall not, in any case, exceed $5,000,000; provided however that such amount may be increased to $20,000,000 so long as the Buyer contributes (directly or indirectly) to the Borrower new surplus equity capital (meaning, equity capital in excess of any amount required to cause the Borrower to have, as of the date of such equity capital infusion, no then-outstanding accounts payable that are more than 60 days past due) in an amount equal to or in excess of any amount of such Permitted New Investments that Borrower seeks to make in excess of $5,000,000 and such Permitted New Investments are otherwise made in accordance with the terms hereof;"

(xii)          Section 6.07 of the Credit Agreement is hereby amended by inserting the following phrase immediately after the phrase "Except for certain liquor license agreements":

"and as permitted in accordance with Section 6.04(f)"

(xiii)          Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Section 6.16          Prepayment of Other Indebtedness. Neither the Parent, the Borrower or any Subsidiary shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any Indebtedness (other than the Obligations), other than (a) Indebtedness secured by a Lien permitted by Section 6.01 if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.05 and (b) a one-time partial prepayment of that certain Permitted Other Indebtedness secured by a mortgage on the Columbia Property in an amount not to exceed $5,000,000 so long as such prepayment is made solely with the proceeds of new equity capital contributed (directly or indirectly) by the Buyer to the Borrower."

(xiv)          Section 7.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Section 7.01 Debt Service Coverage Ratio. The Parent shall maintain at the end of each Rolling Period (i) from the Merger Amendment Effective Date through and including December 31, 2010, a Debt Service Coverage Ratio of not less than 1.25 to 1.00 and (ii) from January 1, 2011 and thereafter, a Debt Service Coverage Ratio of not less than 1.50 to 1.00."

(xv)          Section 7.02 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Section 7.02 Management Business EBITDA.This Management Business EBITDA test shall be suspended for the period between the MBE Amendment Effective Date through and including December 31, 2010. From and after January 1, 2011, the Borrower shall maintain at the end of each Rolling Period, a Management Business EBITDA (calculated on a trailing four quarter basis as of the end of such Rolling Period) of not less than $8,500,000.

(xvi)          Exhibit D to the Credit Agreement (the Compliance Certificate) is hereby amended by adding the following clause as a new Section 4.5 thereof:

"4.5	Buyer Contributions/Excess Free Cash Flow.

(a)          The Borrower's Excess Free Cash Flow for the most recently ended Fiscal Quarter is:

(i)           EBITDA of the Parent and its Subsidiaries for such period: $________, plus

(ii)           in each case to the extent such amount has not already been added to EBITDA as part of Net Income, all Net Cash Proceeds received by the Parent or any of its Subsidiaries from or with respect to any Repayment Event: $__________, less

(iii)           cash interest payments of the Parent and its Subsidiaries for such period: $__________, less

(iv)          cash taxes paid by the Parent and its Subsidiaries for such period: $__________, less

(v)          amounts paid during such period with respect to Investments permitted hereunder: $___________, less

(vi)          amounts paid during such period with respect to unfinanced Capital Expenditures (to the extent the same do not exceed the amount provided for in the most-recent Approved Budget): $___________, less

(vii)          refinancing fees and expenses paid in cash with respect to Permitted New Indebtedness: $___________, less

(viii)	the sum of:

(A)           all principal amortization payments made by the Parent and its Subsidiaries during such period with respect to the Obligations: $__________,

(B)           all mandatory principal prepayments on Indebtedness made by the Parent and its Subsidiaries during such period: $__________, and

(C)          the amount of non-voluntary scheduled fixed principal payments made by the Parent and its Subsidiaries during such period with respect to Indebtedness not evidenced by the Loan Documents: $__________.

TOTAL EXCESS CASH FLOW: $_________________.

(b)          With respect to each Fiscal Quarter ending after the Merger Amendment Effective Date, a schedule showing:

(i) the amount of new capital actually contributed by the Buyer (directly or indirectly) to the Borrower for the period commencing as of the Merger Amendment Effective Date and ending on the earlier of (A) the end of such Fiscal Quarter and (B) the first anniversary of the Merger Amendment Effective Date;

(ii) the amount of any Permitted New Investments, working capital and capital expenditures made during the period commencing as of the Merger Amendment Effective Date through the end of such Fiscal Quarter; and

(iii) a calculation of the aggregate amount reflected in item (i) above, less the aggregate amount reflected in item (ii);

provided, that pursuant to the terms of Section 5.17 of the Credit Agreement, it shall be an Event of Default to the extent the amount reflected in item (b)(i) above is less than $12,000,000 as of the first anniversary of the Merger Amendment Effective Date.

(c)          Amount subject to prepayment pursuant to Sections 2.07(c)(i) and (ii) of the Credit Agreement: (i) Excess Cash Flow as calculated pursuant to clause (a) above, less (ii) $10,000,000, less (iii) the amount calculated pursuant to clause (b)(iii) above.

2.          Conditions Precedent to the MBE Amendment Effective Date. The effectiveness of the Management Business EBITDA Amendment shall be subject to the satisfaction of the following conditions precedent (provided, that, in each case, any documents, instruments, agreements, information or other materials delivered in connection with any of the following items shall be in form and substance reasonably satisfactory to the Administrative Agent, in its discretion):

(i)          Administrative Agent shall have received a counterpart of this First Amendment duly executed by the Borrower, the Guarantors and Supermajority Lenders;

(ii)          Administrative Agent shall have received and approved (i) resolutions from Borrower authorizing and approving the Management Business EBITDA Amendment; (ii) certificates of "no change" from Borrower certifying that Borrower's organizational documents have not been amended since the date of the Credit Agreement, except as disclosed thereby; and (iii) a current Certificate of Existence/Good Standing for Borrower issued by the jurisdiction in which Borrower is organized;

(iii)          Administrative Agent shall have received a fully executed copy of the Merger Agreement; and

(iv)          Administrative Agent shall have received payment of all fees and expenses payable to the Administrative Agent and/or Lenders on or prior to the MBE Amendment Effective Date, including, but not limited to, with respect to each Lender that approves the Management Business EBITDA Amendment, an upfront fee payable to such Lender in an amount equal to 0.25% of the amount of such Lender's Commitment as of the MBE Amendment Effective Date (prior to giving effect to any paydown that may occur in connection with this First Amendment) (the "MBE Amendment Fee").

3.          Conditions Precedent to the Merger Amendment Effective Date. The effectiveness of the Merger Amendment shall be subject to the satisfaction of the following conditions precedent (provided, that, in each case, any documents, instruments, agreements, information or other materials delivered in connection with any of the following items shall be in form and substance reasonably satisfactory to the Administrative Agent, in its discretion):

(i)          Administrative Agent shall have received a counterpart of this First Amendment duly executed by the Borrower, the Guarantors and Supermajority Lenders;

(ii)          Administrative Agent shall have received and approved (i) resolutions from Borrower authorizing and approving the Merger Amendment; (ii) certificates of "no change" from Borrower certifying that Borrower's organizational documents have not been amended since the date of the Credit Agreement, except as disclosed thereby; (iii) a current Certificate of Existence/Good Standing for Borrower issued by the jurisdiction in which Borrower is organized; and (iv) a legal opinion from counsel to the Borrower and Guarantors as to due authorization, execution, and delivery of this First Amendment and such other matter as the Administrative Agent may require;

(iii)          The consummation of the Merger on the terms set forth in the Merger Agreement or such other terms as may be reasonably satisfactory to the Administrative Agent;

(iv)          Payment of all fees and expenses payable to the Administrative Agent and/or Lenders on or prior to the Merger Amendment Effective Date, including, but not limited to (i) with respect to each Lender that approves the Merger Amendment on or before December 16, 2009, an upfront fee payable to such Lender in an amount equal to 1% of the amount of such Lender's Commitment as of the Merger Amendment Effective Date and (ii) with respect to each Lender that approves the Merger Amendment between December 17, 2009 and December 23, 2009, an upfront fee payable to such Lender in an amount equal to 0.50% of the amount of such Lender's Commitment as of the Merger Amendment Effective Date (after giving effect in the case of clauses (i) and (ii) to any paydown that may occur in connection with this First Amendment) (each such fee a "Merger Amendment Fee"); provided, however that to the extent any Lender received an MBE Amendment Fee in connection with the MBE Amendment Effective Date, the amount of the Merger Amendment Fee payable to such Lender shall be reduced by the amount of such Lender's MBE Amendment Fee (i.e., 0.25% of the amount of such Lender's Commitment as of the MBE Amendment Effective Date);

(v)          The Borrower shall have delivered a pro forma compliance certificate evidencing its compliance, as of the Merger Amendment Effective Date, with the financial covenants as amended pursuant to the terms of the Merger Amendment;

                    (vi)          The Borrower shall have paid to the Administrative Agent $20,000,000 to be applied to prepay the Term Loan;

(vii)          The Buyer shall have committed (in writing) to contribute cash equity to the Borrower (whether directly or indirectly) on or prior to the first anniversary of the Merger Amendment Effective Date, in an aggregate amount equal to at least $12,000,000 to be used for the sole purposes of consummating Permitted New Investments, working capital and capital expenditures;

(viii)          The Borrower shall have delivered an updated Approved Annual Budget pursuant to Section 5.14(b) of the Credit Agreement, showing, among other things, updated capital expenditure projections, in form and substance reasonably satisfactory to the Administrative Agent; and

(ix)          The Administrative Agent shall have received such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent.

4.          Representations. The Borrower and each of the Guarantors collectively represent and warrant to the Administrative Agent and the Lenders that:

(a)          Authorization. The Borrower and each of the Guarantors, respectively, has the right and power and has obtained all authorizations necessary to execute and deliver this First Amendment and to perform its respective obligations hereunder and under the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms. This First Amendment has been duly executed and delivered by duly authorized officers of the Borrower and each Guarantor, respectively, and each of this First Amendment and the Credit Agreement, as amended by this First Amendment, is a legal, valid and binding obligation of the Borrower and each Guarantor (each as applicable), enforceable against the Borrower and each Guarantor (each as applicable) in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and by equitable principles generally.

(b)          Compliance with Laws, etc. The execution and delivery by the Borrower and each of the Guarantors of this First Amendment and the performance by the Borrower and/or the Guarantors of this First Amendment and the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms, does not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval (other than those already obtained) by any Governmental Authority or violate any law (including any Environmental Law) which is applicable to the Borrower, any Guarantors, the Credit Documents or the transactions contemplated herein or therein; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any of the Guarantors, or any indenture, agreement/or other instrument to which the Borrower or any of the Guarantors is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Guarantor other than in favor of the Administrative Agent for the benefit of the Lenders.

(c)          No Impediments. There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower or any Guarantor with respect to this First Amendment, the Credit Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Obligations, as the case may be. Except as previously disclosed to the Lenders, there are no actions, suits or proceedings pending or threatened against or affecting Borrower or any Guarantor which, if adversely determined, could affect the Borrower's and Guarantors' ability to perform their obligations under the Credit Documents or challenge the validity of or enforceability of, or ability of Borrower or any Guarantor to fulfill each of its obligations under this First Amendment, any of the Credit Documents, or any of the other instruments, documents or agreements described herein, as modified and amended hereby, or the priority of any lien thereof, in any court, at law or in equity, or before any administrative agencies or other governmental authority.

(d)          No Default. After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

5.          Reaffirmation of Representations. The Borrower and each of the Guarantors hereby repeat and reaffirm all representations and warranties made by such party, as such representations and warranties may have changed based upon events or activities permitted by this Agreement, to the Administrative Agent and the Lenders in the Credit Agreement and the other Credit Documents to which it is a party on and as of the date hereof (other than any representation or warranty expressly relating to an earlier date) with the same force and effect as if such representations and warranties were set forth in this First Amendment in full.

6.          Reaffirmation of Guaranty. Each of the Guarantors hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Credit Agreement and agrees that the transactions contemplated by this First Amendment shall not in any way affect the validity and enforceability of their respective guaranty obligations thereunder or reduce, impair or discharge the obligations of such Guarantors thereunder.

7.          Severability. If any provision of any of this First Amendment or of the Credit Agreement, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

8.          Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this First Amendment and this First Amendment shall be deemed a Credit Document for purposes of the application of provisions of the Credit Agreement generally applicable thereto (including, without limitation, any arbitration provisions or waiver provisions).

9.          Benefits. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.          Default. The failure of the Borrower or any of the Guarantors to perform any of their respective obligations under this First Amendment or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Credit Documents.

11.          No Novation. The parties hereto intend this First Amendment to evidence the amendments to the terms of the existing indebtedness of the Borrower and Guarantors to the Lenders as specifically set forth herein and do not intend for such amendments to constitute a novation in any manner whatsoever.

12.          GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

13.          No Implied Agreements. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

14.          Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this First Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

15.          Binding Effect. This First Amendment shall become effective as of the date hereof at such time when all of the conditions set forth in Section 2 hereof have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of the Required Lenders or Supermajority Lenders, as applicable, and thereafter this First Amendment shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

16.          Release. Each Loan Party hereby represents and warrants that it has no claims, counterclaims, offsets, or defenses to the Credit Agreement or any of the Credit Documents, or to the performance of their respective obligations thereunder and, in consideration of the Lenders' and Administrative Agent's willingness to grant the amendment referenced herein, hereby releases the Administrative Agent and the Lenders, and each of their respective affiliates, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected relating to the Credit Agreement and the transactions contemplated thereby to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

17.          Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement. The interpretive provisions set forth in Sections 1.02 through 1.06 of the Credit Agreement shall apply to this First Amendment as though set forth herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date written above.

BORROWER:	INTERSTATE OPERATING COMPANY, LP a Delaware limited partnership

	By:	Interstate Hotels & Resorts, Inc., its general partner

		By:	/s/ Bruce Riggins

		Name:	Bruce Riggins

		Title:	Chief Financial Officer

GUARANTORS:	INTERSTATE HOTELS & RESORTS, INC. a Delaware corporation

	By:	/s/ Bruce Riggins

	Name:	Bruce Riggins

	Title:	Chief Financial Officer

INTERSTATE HOTELS COMPANY

a Delaware corporation

INTERSTATE PARTNER CORPORATION

a Delaware corporation

INTERSTATE PROPERTY CORPORATION

a Delaware corporation

NORTHRIDGE HOLDINGS, INC.

a Delaware corporation

INTERSTATE MEMBER INC.

a Delaware corporation

CROSSROADS HOSPITALITY MANAGEMENT COMPANY

a Delaware corporation

INTERSTATE MANAGEMENT SERVICES, INC.

a Delaware corporation

SUNSTONE HOTEL PROPERTIES, INC.

a Colorado corporation

By:	/s/ Bruce Riggins

Name:	Bruce Riggins

Title:	Chief Financial Officer

MINTERSTATE BATON ROUGE, LLC

a Delaware limited liability company

INTERSTATE TESORO, LLC

a Delaware limited liability company

INTERSTATE CLEVELAND, LLC

a Delaware limited liability company

INTERSTATE SAWGRASS, LLC

a Delaware limited liability company

INTERSTATE DURHAM, LLC

a Delaware limited liability company

IHR DEVELOPMENT GROUP, LLC

a Delaware limited liability company

INTERSTATE INVESTMENTS I, LLC

a Delaware limited liability company

By:	Interstate Operating Company, LP, its Member

	By:	Interstate Hotels & Resorts, Inc., its general partner
		By:	/s/ Bruce Riggins

		Name:	Bruce Riggins

		Title:	Chief Financial Officer

INTERSTATE MANAGEMENT COMPANY, LLC a Delaware limited liability company

CAPSTAR ST. LOUIS COMPANY, L.L.C. a Delaware limited liability company

MERISTAR STORRS COMPANY, LLC a Delaware limited liability company

By:	Interstate Operating Company, LP, its Member

	By:	Interstate Hotels & Resorts, Inc., its general partner
		By:	/s/ Bruce Riggins

		Name:	Bruce Riggins

		Title:	Chief Financial Officer

INTERSTATE PROPERTY PARTNERSHIP, L.P. a Delaware limited partnership

By:	Interstate Property Corporation, its general partner

	By:	/s/ Bruce Riggins

	Name:	Bruce Riggins

	Title:	Chief Financial Officer

INTERSTATE MANCHESTER COMPANY, L.L.C. a Delaware limited liability company

By:	Interstate Property Partnership, L.P., its member

	By:	Interstate Property Corporation, its general partner
		By:	/s/ Bruce Riggins

		Name:	Bruce Riggins

		Title:	Chief Financial Officer

INTERSTATE HOTELS, LLC a Delaware limited liability company

By:	Northridge Holdings, Inc., its member

	By:	/s/ Bruce Riggins

	Name:	Bruce Riggins

	Title:	Chief Financial Officer

CONTINENTAL DESIGN & SUPPLIES COMPANY, L.L.C. a Delaware limited liability company

CROSSROADS HOSPITALITY COMPANY, L.L.C. a Delaware limited liability company

By:	Interstate Hotels, LLC, its managing member

By:	Northridge Holdings, Inc., its member

	By:	/s/ Bruce Riggins

	Name:	Bruce Riggins

	Title:	Chief Financial Officer

NORTHRIDGE INSURANCE COMPANY a corporation organized under the laws of the Cayman Islands

By:	/s/ Christopher L. Bennett

Name:	Christopher L. Bennett

Title:	Director

MERISTAR MANAGEMENT (VANCOUVER-METROTOWN) LTD. a British Columbia (Canada) corporation

By:	/s/ Bruce Riggins

Name:	Bruce Riggins

Title:	Chief Executive Officer

AGENTS AND LENDERS:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ George S. Carey

	Name:	George S. Carey

	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph R. Linus

Name:	Joseph R. Linus

Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Dan LePage

Name:	Dan LePage

Title:	Authorized Signatory

CALYON NEW YORK BRANCH

By:	/s/ Jason Chrein

Name:	Jason Chrein

Title:	Director

By:	/s/ David Bowers

Name:	/s/ David Bowers

Title:	Managing Director

SOCIETE GENERALE

By:	/s/ Jerry Parisi

Name:	Jerry Parisi

Title:	Managing Director

WACHOVIA BANK, N.A.

By:	/s/ Stephanie Micua

Name:	Stephanie Micua

Title:	Vice President

CAPMARK FINANCE INC. a California corporation, Debtor-in-Possession

By:	/s/ R. Stephen Power

Name:	R. Stephen Power

Title:	Vice President

EMIGRANT REALTY FINANCE, LLC

By:	/s/ William E. Schachat

Name:	William E. Schachat

Title:	Managing Director

ORIX FINANCE CORP.

By:	/s/ Christopher L. Smith

Name:	Christopher L. Smith

Title:	Authorized Representative

LEHMAN COMMERCIAL PAPER INC.,

as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08- 13555 (JMP)

By:	/s/Jeffey Fitts
Name:	Jeffey Fitts
Title:	Authorized Signatory